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                                                                   EXHIBIT 10.17




                                 USE AGREEMENT

         USE AGREEMENT dated June 28, 1997 (this "Agreement" or the "Agreement"), between BAYFRONT PARK MANAGEMENT TRUST, a limited agency and instrumentality of the City (the "Trust"), and BAYFRONT VENTURES, d/b/a The Bayfront Princess, a Florida joint venture consisting of Leo Equity Group, Inc. and Goldcoast Entertainment Cruises, Inc. ("User").

         The parties hereby covenant and agree to the following:

     1. PRIVILEGE OF ENTRY. In consideration of the covenants and agreements hereinafter set forth, the Trust does hereby grant unto User:

                 (a) the privilege of entry upon or into Bayfront Park (the "Park") through access points which provide reasonable access to the facilities described herein and

                 (b) the exclusive right to enter upon the related facilities described below and to use and occupy said facilities for the purpose of docking vessels,

for the term (the "Term") provided herein. User's customers, employees and other invitees shall also be permitted to use said facilities and to have rights of ingress and egress into and out of the Park for the purpose of embarking and disembarking User's vessels.

         This Agreement shall be subject to the lease between the City of Miami (the "City") and the Secretary of the Army on behalf of the United States of America dated August 16, 1990, as supplemented (the "Army Lease"), #DACW-17-1-90- 0001, a copy of which is attached hereto as Exhibit A. The Army Lease, as supplemented by Supplemental Agreement No. 1, prohibits gambling on the vessels while the vessels are docked.

         The rights conferred upon User hereunder do not constitute a lease of real property, and do not create a relationship of landlord and tenant between the Trust and User.

     2. FACILITY. The facilities which are the subject of this Agreement (the "Facility") are:

                 1. the entire dock space situated in the northerly portion of the Park, as shown on the site plan (the "Site Plan") attached as Exhibit B hereto (the "North Dock").

                 2. the entire dock space situated in the southerly portion of the Park, as shown on the Site Plan (the "South Dock"; together with the North Dock, being collectively called the "Docks").
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         In addition to the Docks, the Trust shall permit User to use the portion of the Park adjacent to and lying to the west of the North Dock, and shown on the Site Plan as the "Adjacent Land". The Adjacent Land shall not extend westerly by more than such distance as the City of Miami Attorney and the Trust Architect consider to be "de minimus". The parties acknowledge that an extension of 10 feet has already been determined to be "de minimus".

     3.          TERM.

          1. The initial term of this Agreement (the "Initial Term") shall be for five (5) years, commencing at 12:01 AM on September 1, 1997 (the "Commencement Date"), and terminating at 11:59 PM on the day prior to the fifth anniversary of the Commencement Date (the "Termination Date"), unless extended or earlier terminated as provided herein. The Initial Term, as so extended or earlier terminated, is herein called the "Term". Each year of the Term, commencing on the Commencement Date and on each anniversary of the Commencement Date, is herein called a "Contract Year".

          2. Provided that no Event of Default shall have occurred and be continuing, User shall have an option (the "Extension Option") to extend the Term for one (1) additional five (5) year term (the "Extension Term"), provided written notice of the exercise of this option is delivered to the Trust not less than 180 days prior to the end of the Initial Term of this Agreement.

          3. Provided that (i) the Trust in its sole discretion has determined to permit the continued use of the Facility by a gaming vessel following the Extension Term, and has so notified User, (ii) no Event of Default shall have occurred and be continuing, and (iii) User shall have exercised its option for the Extension Term, User shall have a right of first refusal (the "Additional Option") to extend the Term for one (1) additional five (5) year term beyond the Extension Term (the "Additional Term") on the same terms as those that prevailed during the Extension Term, except as provided in Paragraph 4(c) hereof. User shall have fifteen (15) days after notice from the Trust within which to provide the Trust with written notice of its intent to exercise the right of first refusal, subject to the terms set forth in this subsection and in subsection 4(c) hereof. It is agreed that if the Trust does not give User the notice contemplated by clause (i) of this subsection, but, within five (5) years following the end of the Extension Term, determines to permit the use of the Facility by a gaming vessel, the Trust shall so notify User, and the Additional Option shall apply on the terms set forth herein, with User having forty-five (45) days from the date of such notice within which to exercise the Additional Option and with the Additional Term commencing immediately upon User's notice of exercise.

     4.          FEES; LETTER OF CREDIT.

          1. For the Initial Term, User shall pay the Trust fees (the "Fees") for the use of the Facility in the following annual amounts:

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
Contract                  Use Fee-           Use Fee-           Advertising        Total
 Year                     North Dock         South Dock          Fee               Annual Fee
--------                  ----------         ----------         -----------        ----------
1                         $  350,000           $ 25,000         $    25,000        $  400,000
2                         $  400,000           $ 25,000         $    25,000        $  450,000
3                         $  400,000           $ 25,000         $    25,000        $  450,000
4                         $  425,000           $ 25,000         $    25,000        $  475,000
5                         $  425,000           $ 25,000         $    25,000        $  475,000

TOTAL                                                                    $2,250,000

User shall pay One Hundred Fifty Thousand Dollars ($150,000) (the "Initial Payment") on the date of the approval of this Agreement (the "Approval Date") by (i) the U. S. Army Corps of Engineers, (ii) the Miami City Commission and
(iii) the Oversight Committee established by the Governor of the State of Florida. One Hundred Thousand Dollars ($100,000) of the Initial Payment shall be applied to the annual fees for the first year of the Initial Term. The remaining Fifty Thousand Dollars ($50,000) is in consideration for the deferral of the Commencement Date to September 1, 1997, as provided in paragraph 3(a). Except for the Initial Payment, User shall pay the annual Fees in advance on the Commencement Date and on each anniversary of the Commencement Date, for the subsequent year. In the event User desires to use more than $25,000 of annual advertising, User shall pay for the additional advertising at the Trust's prevailing rates.

                 2.       On the or before September 1, 1997, User shall
furnish an irrevocable letter of credit (the "Letter of Credit").   The form of
the Letter of Credit shall be reasonably acceptable to the parties, and the issuer of the Letter of Credit shall be reasonably acceptable to the Trust and the City of Miami. The Letter of Credit shall be renewed annually during the entire Initial Term and if User exercises the Extension Option and, subsequently, the Additional Option, annually during the entire Extension Term and the Additional Term, respectively. The Letter of Credit shall secure the payment of an amount equal to Fees for the next two (2) Contract Years, or the Fees remaining to be paid during the remainder of the Initial Term (or, during the Extension Term or the Additional Term, for the remainder of the Extension Term or the Additional Term, respectively), whichever is the lesser. Simultaneously with User's exercise of its Extension Option or the Additional Option, respectively, User shall furnish a new Letter of Credit meeting the aforesaid requirements.

                 3. For the Extension Term, the annual Fees shall be increased annually, effective on the first day of each Contract Year, by an amount equal to four percent (4%) of the Fees payable during the preceding Contract Year. For the Additional Term, the annual Fees shall be increased annually, effective on the first day of the first Contract Year of the Additional Term, by an amount equal to eight percent (8%) over the Fees during the last year of the Extension Term, and on the first

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day of each subsequent Contract Year of the Additional Term, by an amount equal to eight percent (8%) over the Fees during the preceding Contract Year of the Additional Term..

                 4. In addition to the Fees, User shall pay the Trust additional fees (the "Additional Fees") in the amount of $1.00 per passenger carried on a gaming vessel from the Facility (the "Gaming Passengers"), in excess of 200,000 passengers per Contract Year (excluding the "Charitable Sails" as provided below). User shall furnish a statement, certified by User to be accurate and correct, within ninety (90) days following the end of each Contract Year, stating the number of Gaming Passengers carried during such Contract Year, which statement shall be accompanied by payment of the Additional Fees (if any are shown to be due). For the Extension Term, the $1 per passenger Additional Fee shall be increased annually, effective on the first day of each Contract Year (including the Extension and Additional Terms), by an amount equal to four percent (4%) of the per passenger Additional Fee payable during the preceding Contract Year.

                 5. User shall keep full, complete and proper books, records and accounts of the number of Gaming Passengers. The Trust and its agents and employees shall have the right, during regular business hours, to examine and inspect the records of User pertaining to the number of gaming passengers carried from the Facility. Such records for each year shall be retained at User's principal place of business for at least three (3) years following such year.

         5. CONDITION OF PREMISES, SEAWALL AND VESSELS. (a) User hereby accepts the Facility "as is" in its present condition and agrees to maintain the Facility and its vessels in a neat, clean, safe and orderly condition.

                 (b) User shall promptly repair any damage it causes to the Facilities and/or to the seawall. All repairs shall be accomplished to restore the Facilities or the seawall, as the case may be, to its condition on the Commencement Date, subject to reasonable wear and tear.

         6. SECURITY DEPOSIT. On the Commencement Date, User shall deposit the sum of One Hundred Thousand Dollars ($100,000) (the "Security Deposit"), to be held in an interest bearing account in a financial institution reasonably acceptable to the parties. All interest accruing on the Security Deposit shall be for the benefit of User. The Security Deposit shall secure only the non-monetary Events of Default. If User does not cure such Event of Default within thirty (30) days following notice to User (or, if such Event of Default involves a safety or health hazard, within 72 hours following notice to User, or if it poses a threat to life or limb, within 24 hours following notice to User), the Trust shall have the right to apply such portion of the Security Deposit as is necessary to cure any non- monetary Event of Default. In the event the Trust does apply funds from the Security Deposit, the Trust shall utilize such funds to remedy such Event of Default or to reimburse itself for funds already expended to remedy such Event of Default. User shall replenish the Security Deposit to its original amount within thirty (30) days following notice of such drawdown. The Security Deposit shall remain on deposit during the Initial Term and, if exercised, during the Extension Term and the Additional Term, respectively. Upon termination of this Agreement, User

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shall be entitled to receive a refund of any portion of the Security Deposit not applied pursuant to this Agreement.

         7.      DEFAULT PROVISION.

                 Default - The following events are hereby defined as "Events of Default":

                 1. Failure - Payment of Money. Failure of User to pay any Fees or Additional Fees or other amounts due hereunder when due, and the continuance of such failure for a period of twenty-five (25) days after notice thereof in writing.

         In the event any annual payment of Fees is not paid to the Trust within fifteen (15) days following the Anniversary Date, User covenants and agrees to pay to the Trust interest on the amount thereof from the date such payment became due and payable to the date of payment thereof, at the rate of ten percent (10%) per annum (the "Default Rate").

                 2. Failure - Performance of Other Covenants, etc. Failure of User to perform any of the other covenants, conditions and agreements which are to be performed by User in this Agreement, and the continuance of such failure for a period of thirty (30) days after notice thereof in writing from the Trust to User, provided that if such default cannot be cured within such thirty (30) day period as a result of "force majeure", no Event of Default shall occur so long as User shall have commenced to cure such default within said period and shall diligently and continuously use its best efforts to cure such default. For this purpose, "force majeure" shall include but is not limited to strikes, Acts of God, war, acts of public enemies, orders from any properly constituted governmental authority, insurrections, riots, or other civil disturbances, acts of nature, including floods, hurricanes, tornadoes, or earthquakes, fires, storms and the like; or any other cause or event not reasonably within the control of the disabled party.

                 3. Remedies for User's Default. (1) If any of the Events of Default shall occur and continue beyond the applicable cure period, the Trust may, upon thirty (30) days' prior written notice to User, give to User a notice of termination of this Agreement. If such notice of termination is given, this Agreement shall terminate upon the date specified in such notice from the Trust to User, as fully and completely as if that date were the date herein originally fixed for the expiration of the term of this Agreement, and on the date so specified, User shall then quit and vacate the Facility and surrender the same to the Trust. Except as expressly provided herein, the termination of this Agreement shall not impair the Trust's right to draw on the Letter of Credit to the extent of (i) the Fees payable during the remainder of the Contract Year in which this Agreement was terminated and/or (ii) all other amounts due and owing at the time of termination.

         (2) In addition, the Trust may institute such proceedings as in its opinion are necessary to cure such Event of Default and/or to compensate the Trust for damages resulting from such Event of Default.

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         (3)  Upon the termination of this Agreement, all rights and interest of User in and to the Facility shall cease and terminate and the Trust may apply all sums paid to it by User under this Agreement to the balance owing to the Trust.

         (4)     If:

                 (a) any of the monetary Events of Default shall occur and continue beyond the applicable cure period; or

                 (b) User is adjudicated a bankrupt, or User institutes any proceedings under any federal or state insolvency or bankruptcy law as the same now exists or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein User seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition or reorganization, or should any involuntary proceedings be filed against User under any such insolvency or bankruptcy law (and such proceeding not be removed within sixty (60) days thereafter), the Trust may draw on the Letter of Credit up to the full amount of the Letter of Credit. The amount so drawn shall be applied to the payment of all Fees and other amounts then due and owing by User hereunder (and shall be treated as payment of such amounts by User, curing any monetary default to the extent so applied).

         8. ADVERTISING; SIGNAGE. (a) User shall be permitted to advertise on the Park's marquee during the Term of this Agreement. This shall be the only location in the Park in which User is permitted to advertise. User shall pay an Advertising Fee for advertising at the rate set forth in Exhibit C hereto, which is the Trust's prevailing market rate, provided that User shall not be required to pay for the first $25,000 per year of advertising.

                 (b) User shall be permitted to erect and maintain signage on User's ticketing facilities and protective canopies. The Trust shall have the right to approve all signage as well as the exterior appearance of the vessels, which approval shall not be unreasonably withheld or delayed. All such signage shall comply with applicable municipal codes.

         9. COOPERATION IN APPLICATIONS. User shall pursue all governmental approvals required to construct, use and occupy the Facility, including but not limited to approvals from the City of Miami, Dade County, Army Corps of Engineers, State of Florida and DERM (the "Approvals") and all easements and rights of way (the "Easements") required to provide the necessary utilities and access to the Facility. Such actions shall be conducted at
User's sole cost and expense.    User will promptly deliver to the Trust copies
of any submittals and written correspondence between User and the governmental entities and other entities or their respective consultants with respect to the
Approvals and the Easements.   The Trust agrees to reasonably cooperate with
User in connection with the Approvals and the Easements, which cooperation shall include, without limitation, the

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prompt execution by the Trust of all necessary documents, including, without limitation, applications for such Approvals and Easements.

         10.     CHARITABLE CRUISES.

                 1. User shall provide the Trust with the gross revenues from four (4) sails each Contract Year for cruises for the benefit of the Trust, provided that (i) the Trust shall not receive the merchandising and gaming revenues, and (ii) the Trust shall not receive the bar revenues unless, at its option, it elects to staff the bar and provide all alcoholic beverages and supplies served at the bar during such cruises. Entertainment and food shall be provided by User at its expense. These sails are herein called "Charitable Sails".

                 2. User shall provide the Trust with two (2) community sails each Contract Year for cruises for the benefit of community or charitable organizations selected by the Trust, provided that the Trust shall not receive the merchandising, gaming and bar revenues. Entertainment, hot dogs and soft drinks shall be provided by User at its expense. These sails are herein called "Community Sails".

                 3. User shall collect the sales tax during the Charitable Sails and remit same to the Department of Revenue on behalf of the Trust.

                 4. The Trust shall coordinate the dates of the Charitable Sails and the Community Sails with User at least ninety (90) days prior to the event. No Charitable Sails or Community Sails shall take place on any national holidays or on a Friday, Saturday or Sunday, except that in each Contract Year, one Charitable Sail or Community Sail may take place on a Friday or a Sunday.

                 5. Revenues shall not include any revenues from gaming or gift shop sales.

                 6. All promotional materials disseminated by the Trust with respect to the Charitable Sails and Community Sails shall state that such sails have been made possible by a grant from User.

                 7. User shall pay the reasonable out of pocket promotional expenses in connection with the Charitable Sails, not to exceed the lesser of five percent (5%) of the anticipated revenues from such Charitable Sails or $5,000 per Charitable Sail.

         11.     APPROVAL RIGHTS.

                 1. All signage and capital improvements with respect to the Park and the Facility shall be subject to the approval of the Trust and of its designated architect, Lester Pancoast or other designated architect (the "Trust Architect").

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                 2.       User shall pay the reasonable fees of the Trust
Architect in connection with this review, provided that such fees shall not exceed $5,000 for its review of the signage and capital improvements initially proposed.

         12.     CAPITAL IMPROVEMENTS.

                 1. Subject to the approvals required by the Trust and the Trust Architect, User may construct an all-weather structure on the Docks or the Adjacent Land that will serve as a ticketing and embarkation facility.

                 2. User shall pay all costs of the capital improvements contemplated hereby.

                 3. All capital improvements which are so affixed to the land as not to be removable without permanent damage ("Permanent Improvements") shall become the property of the Trust. All other improvements shall remain the property of User. User shall repair all damage resulting from the removal of any of the improvements which User is permitted to remove hereunder.

                 4. User shall not suffer or permit any mechanics' liens or other liens to be filed against the Facility or the Park by reason of any work, labor, services, or materials supplied or claimed to have been supplied to User. If any such lien is recorded against the Facility or the Park, User must promptly notify the Trust in writing of its existence, and must either cause it to be removed or purchase a bond acceptable to the Trust against which the lien will attach in lieu of the Facility or the Park. If User in good faith desires to contest the lien, User may do so, but User must indemnify and save the Trust harmless from all liability for damages occasioned thereby and must, in the event of a judgment of foreclosure on the lien, cause it to be discharged and removed prior to the execution of the judgment.

         13. PERSONAL SERVICE CONTRACT. This Agreement has been entered into by the Trust, in part, in reliance upon the successful business experience and business reputation of Frank A. Leo ("Leo"), who is the founder, president and controlling stockholder of Leo Equity Group, Inc, a Florida corporation.

         14. TRANSFER OF CONTROLLING INTERESTS IN USER. (a) Without the Trust's prior written approval, User shall not transfer more than fifteen
percent (15%) of its interest in User.   This percentage limit shall apply
cumulatively, whether to a single transaction or a series of transactions. In no event shall User transfer its controlling interest in User without the Trust's prior written approval, which shall not be unreasonably withheld or delayed.

                 (b) Only a person or entity which is a "Qualified Transferee" shall be entitled to hold any interest in User. A "Qualified Transferee" shall mean any person who would qualify for the issuance of a liquor license under either Section 561.15 of the Florida Statutes or its equivalent.

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                 (c)      The Trust shall have the right to impose a reasonable
administration fee for its actual cost of processing any request for the Trust's consent hereunder.

                 (d) The Trust shall not withhold or delay its approval (where its approval is required) of a person or entity which satisfies the requirements of a Qualified Transferee.

                 (e) For this purpose, the issuance of new interests in User shall be treated in the same manner as transfers of interests, provided that in the event interests in User are offered pursuant to a public offering, holders of less than five percent (5%) of the interest in User shall not be required to be Qualified Transferees.

                 (f) Whether or not the Trust's approval is required hereunder, User shall be required to disclose to the Trust all transfers of interests in User and new issues of interests in User within thirty (30) days following such transfer or new issue.

         15. SCHEMATICS OF PROPOSED IMPROVEMENTS. The Site Plan attached hereto as Exhibit B includes schematics of the improvements proposed by User, showing traffic flow for docking, provisioning, embarking and disembarking of passengers.

         16. TRANSFER AND ASSIGNMENT. User shall not transfer or assign its interests hereunder to any person other than a Qualified Transferee. However, this provision shall not prohibit the assignment of this Agreement as a result of a merger or consolidation, provided that Leo is the owner of a controlling interest and of a majority of the outstanding shares of capital stock of the successor entity and that User discloses the identity of each holder of FIVE PERCENT (5%) or more of the outstanding shares of capital stock of the successor entity. In any event, any transferee must agree in writing to be bound by the terms of this Agreement.

         17. APPROVAL OF VESSELS. The Trust shall have the right to approve the vessels docked by User at the Facility, which approval, so long as the vessel does not exceed 260 feet in length, shall not be unreasonably withheld or delayed. The Trust confirms that it has approved the "Bayfront Princess", a 230 foot yacht currently under construction at Leevac Shipyards in Jennings, Louisiana. User shall only have the right to operate one gaming vessel from the North Dock. User shall not be prohibited from docking other non-gaming vessels from the North Dock so long as they do not dock there overnight.

         18. LIMITATION OF ACTIVITIES AT FACILITY. No painting of the vessel, heavy maintenance or fueling shall occur at the Facility.

         19. SECURITY. User shall take such steps as it considers prudent with respect to the provision of security for User's customers and invitees who approach and leave the Park and who travel the route between the North and South Docks as shown in the Site Plan. User can propose improvements to provide a safer environment at User's expense. However, User shall have no

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responsibility with respect to security elsewhere in the Park but, at its own expense, shall have the right to provide additional security in the Park. User acknowledges that the only vehicular access within the Park is over the road shared by the Park with Bayside, and that User will need to coordinate with the Bayside security guard before bringing vehicles within the Park. This agreement is for the exclusive benefit of the parties hereto and nothing herein shall create any rights in favor of any other persons.

         20. HIRING OF PERSONNEL. All hiring of personnel shall comply with the City's goals as to local preferences and minority composition.

         21. MINORITY EMPLOYMENT. User shall comply with the City of Miami's Minority and Women Business Affairs and Procurement Programs.

         22. HOURS OF OPERATION. User intends to operate two cruises sailing daily Sunday through Thursday, from 12:00 PM to 5:00 PM, and from 6:30 PM to midnight, and three cruises sailing on Friday and Saturday where the night cruise would return after midnight. Hours of operation shall be subject to business and weather conditions and may vary on a daily basis. Significant changes in User's schedule shall be subject to the Trust's approval, which shall not be unreasonably withheld or delayed. The Trust shall permit access to the Facility on the part of User or its employees, customers or other invitees at all such times, except during hurricane and other emergency situations. User acknowledges that there may be approximately 10 Significant Park Events (as hereinafter defined) per year, and that there may be over 100,000 people attending certain of such events.

         23. TAXES AND ASSESSMENTS. At User's request, the Trust, as owner of the Park, shall execute an application for exemption from real property taxes and assessments, if any. In the event that the Facility becomes taxable or assessable, and an application for exemption as provided above is denied, User shall be liable for said taxes and assessments.

         24. PROVISIONING OF VESSELS. Provisioning of the vessels shall occur between the hours of 12 midnight to 8:00 AM, except (a) on Friday, Saturday and Sunday nights and nights of "Significant Park Events", during which provisioning shall occur between the hours of 2:00 AM and 8:00 AM, and
(b) with respect to perishable goods, which may have to be delivered shortly prior to cruise departure times. "Significant Park Events" means the occasional community- wide events held at the Park. The Trust shall give User at least 60 days' prior written notice of each Significant Park Event. User acknowledges that there may be approximately 10 Significant Park Events per year, and that there may be over 100,000 people attending certain of such events.

         25. PARKING. User shall identify available parking for its customers and employees, and intends to use off-site parking and to provide shuttle and ferry services. User acknowledges that it will not receive more than 2 parking spaces outside the Park office or at another location in the Park.

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In the event a parking facility is constructed in the future in or under the
Park, User shall have the same rights to such parking as the general public.

         26. UTILITIES. User shall be responsible for the cost of bringing electric, telephone and water and sewer service to the Facility. To the extent such are within its control, the Trust shall grant all easements required by the utility services in connection with the installation and maintenance of such service within the Park. The location and design of the electric, telephone and water and sewer facilities and of such easements shall be subject to the approval of the Trust and the Trust Architect, which shall not be unreasonably withheld or delayed. User acknowledges the existence of an easement which underlies the Park.

         27. VALIDITY OF RIGHTS GRANTED HEREUNDER. The Trust represents and warrants that it has the right to enter into this Agreement and, so long as no Event of Default shall exist, to grant the rights granted hereunder, and covenants that User shall be entitled to the exclusive right to occupy the Facility, provided that if any person shall successfully challenge the Trust's right to permit User to use the South Dock in accordance with this Agreement, the Trust shall not be in default of its obligations hereunder, but the Fees shall be reduced by $25,000 per Contract Year. In any case, the Trust shall vigorously defend against any such challenge. User acknowledges that its use of the Park is in common with Park events and with all other persons entitled to use the Park. User acknowledges that there may be approximately 10 Significant Park Events per year, and that there may be over 100,000 people attending certain of such events. User acknowledges that this covenant of "quiet enjoyment" does not suggest that the Park shall be quiet during certain of the Significant Park Events.

         28.     INSURANCE; INDEMNIFICATION.

                 1. User shall provide General Liability Insurance (including liquor liability insurance) covering the Park and the Facility with respect to User's use thereof by either its agents, employees, crew members, independent contractors, invitees or passengers, to protect against all claims for personal injury, death or property damage. The limits of said insurance for personal injury or death shall be not less than $1,000,000 per person/$2,000,000 per occurrence. The limits of said insurance for property damage shall not be less than $500,000 per occurrence. The policy or policies providing said insurance shall name the "City of Miami," the Trust, the sponsor of the Amphitheater (currently AT&T), and the "Army Corps of Engineers" as "Additional Insureds," shall contain a waiver of subrogation in favor of said "Additional Insureds", and shall provide for thirty days notice to said "Additional Insureds" in the event of cancellation, modification by change in coverage, or non-renewal. User shall furnish to the Trust and to the City of Miami Risk Management Department, at 444 SW 2nd Avenue, Ninth Floor, Miami, FL 33130, Certificates of Insurance showing all coverages and additional insureds no later than August 1, 1997, and thereafter copies of any and all of said policies immediately upon their becoming available.

                 2. The Trust shall provide General Liability Insurance covering the Park and the Trust's use thereof against claims for personal injury or death and property damage occurring upon, in or about the Park, such insurance to afford protection to the limit of not less than $1,000,000 in respect of injury or death to any number of persons arising out of any one occurrence and such insurance against property damage to afford protection to the limit of not less than $2,000,000 in respect of injury or death to any number of persons arising out of any one occurrence and such insurance against property damage to afford protection to the limit of not less than $500,000 in respect of any instance of property damage. User is to be named "Additional Insured" on all policies, provided that User shall pay the cost of being so named (the current annual cost being approximately $6,400). The Trust shall furnish the appropriate insurance certificates no later than August 1, 1997.

                 3. User hereby indemnifies and agrees to defend the Trust and the members of the Board of Trustees of the Trust for all damages sustained by the Trust as a result of any personal injury or death in the Park or the Facility which results from the negligence or wilful misconduct of User.

                 4. The Trust hereby indemnifies User for all damages sustained by the User as a result of any personal injury or death in the Park or the Facility which results from the negligence or wilful misconduct of the Trust, provided that this indemnification shall be limited to the extent of the Trust's limited waiver of sovereign immunity as provided in Section 768.28 of the Florida Statutes.

         29. COMPLIANCE WITH LAW. User shall comply with all Federal, State and County and local statutes, laws, rules and regulations, and shall, at its sole expense, obtain all required licenses and permits.

         30. HURRICANE PREPAREDNESS. User shall comply with City of Miami requirements regarding hurricanes, as the same may be amended from time to time.

         31. INABILITY TO USE FACILITY. If, as a result of hurricane or other casualty beyond User's reasonable control, User is not able to use the Facility, there shall be no abatement of the Fees, provided that the Term shall be extended for an equivalent period, and User shall not be required to pay any Fees for such extension period.

         32. TERMINATION RIGHTS. User shall have the right terminate this Agreement on thirty (30) days' written notice to the Trust if, because of governmental action, User is not legally permitted to operate an offshore gaming vessel. If, because of governmental action, casino gaming becomes legal in the State of Florida and User's passenger count declines to less than eighty percent (80%) of the passenger count in the prior Contract Year, User shall have the right to negotiate a just termination fee for the right to terminate this Agreement, which termination fee will not be less than one year's Fees. User's obligation to pay any termination fee so agreed upon shall be secured by the Letter of Credit.

         33. EXCLUSIVITY. Provided that no Event of Default exists hereunder, User shall have the exclusive right to operate an offshore gaming vessel from docks or land controlled by the Trust, as shown in the Site Plan attached hereto as Exhibit "B".

         34. RELATIONSHIP OF PARTIES. This Agreement shall not be deemed or construed to create any agency relationship, partnership, or joint venture between the Trust and User.

         35. NOTICES. Unless otherwise provided herein to the contrary, all notices required under this Agreement shall be deemed to be given when received either by hand-delivery (with receipt therefor) or mailed by registered or certified mail, postage prepaid, return receipt requested and if addressed:

                             AS TO USER:
                             -----------
                             Frank A. Leo
                             Bayfront Ventures
                             Suite 3400
                             One Biscayne Tower
                             Two South Biscayne Blvd.
                             Miami, FL 33133

                             WITH A COPY TO:
                             ---------------
                             Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. c/o Santiago D. Echemendia
                             One Biscayne Tower
                             Two South Biscayne Blvd.
                             Suite 3400
                             Miami, FL 33131

                             AS TO THE TRUST:
                             ----------------
                             Ira Marc Katz
                             Executive Director & General Manager
                             301 N. Biscayne Blvd.
                             Miami, FL 33132

                             WITH A COPY TO:
                             ---------------
                             Commissioner J.L. Plummer
                             Chairperson
                             City of Miami/City Hall
                             3500 Pan American Drive
                             Miami, FL 33131

         36. ENTIRE AGREEMENT/AMENDMENT. This Agreement constitutes the sole and entire agreement between the parties hereto; no alteration, amendments or modifications shall be valid unless executed by an instrument in writing signed by all parties.

         37. APPROVAL BY EMERGENCY FINANCIAL OVERSIGHT BOARD. The State of Florida has appointed an Emergency Financial Oversight Board (the "Oversight Board") which is empowered to review and approve all pending City of Miami contracts. As a result, contracts shall not be binding on the City until such time as they have been approved by the Oversight Board. Execution of this Agreement by the City Manager shall constitute evidence of its approval by the Oversight Board.

         38. PUBLIC RECORDS. User understands that the public shall have access, at all reasonable times, to all documents and information pertaining to city contracts, subject to the provisions of Chapter 1198, Florida Statutes, and agrees to allow access by the City and the public to all documents subject to disclosure under applicable law.

         39. ADDITIONAL PROVISIONS REQUIRED BY ARMY CORPS OF ENGINEERS. At the request of the U.S. Army Corps of Engineers (the "Army"), the following additional provisions have been added:

         (a) Advertising of Alcoholic Beverages Outside of the Vessels, No advertising of alcoholic beverages shall be permitted on the Facility outside of the Vessels, provided that this shall not prohibit advertising on the exterior surface of the Vessels.

         (b) Indemnification. User shall hold the United States harmless from any and all claims for damages to property or injuries to persons arising out of the rights and privileges granted to User herein, not including damages due to the fault of negligence of the United States or its contractors.

         40. GOVERNING LAW. This Agreement shall be construed according to the laws of the State of Florida, to the extent such laws do not conflict with Federal statutes, and venue shall be in Dade County.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


Witnesses:                                  BAYFRONT PARK MANAGEMENT
                                            TRUST


                                            By:
                                               -------------------------------
Name:                                       Ira Marc Katz
     ---------------------------            Executive Director & General Manager


Name:
     ---------------------------


                                            BAYFRONT VENTURES
                                            d/b/a The Bayfront Princess,
                                            a Florida joint venture

                                            By:     LEO EQUITY GROUP, INC.
                                                    a Florida corporation


                                                   By:
                                                      ------------------------
                                                      Frank A. Leo, President

                                            By:     GOLDCOAST ENTERTAINMENT
                                                    CRUISES, INC., a Florida
                                                    corporation


                                                    By:
                                                       -----------------------
                                                       David Grossman, Vice
                                                       President

APPROVAL OF THE CITY OF MIAMI

                                     THE CITY OF MIAMI,
                                     a municipal corporation of
Witnesses:                           the State of Florida


                                     By:
                                        -------------------------------------
                                        Edward Marquez, City Manager
Name:
     ----------------------------



Name:
     ----------------------------


ATTEST:


By:
   ------------------------------
      City Clerk


APPROVED AS TO INSURANCE                APPROVED AS TO FORM AND
REQUIREMENTS:                           CORRECTNESS:

By:                                     By:
   ------------------------------          ---------------------------------
      Mario E. Soldevilla                         A. Quinn Jones, III
      Risk Management Administrator               City Attorney
      Department of General Services
      Administration

EXHIBITS:

A - Army Lease
B - Site Plan
C - Schedule of Advertising Fees

STATE OF                  )
        -------------
                          ) SS:
COUNTY OF
         ------------     )


         The foregoing instrument was acknowledged before me this ____ day of _______________, 1997 by Frank A. Leo, as President of Leo Equity Group, Inc., on behalf of the corporation. He is personally known to me.




                                   ------------------------------------
                                   Notary Public
                                   State of
                                           --------------
                                   Print Name:
                                              -------------------------

                                   My Commission Expires:
                                                                 (SEAL)

STATE OF FLORIDA              )
                              ) SS:
COUNTY OF
         ---------------------)


         The foregoing instrument was acknowledged before me this ____ day of _______________, 1997 by David Grossman, as Vice President of Goldcoast Entertainment Cruises, Inc., on behalf of the corporation. He is personally known to me.



                                   -----------------------------------
                                   Notary Public
                                   State of Florida
                                                   --------------
                                   Print Name:
                                              ------------------------

                                   My Commission Expires:
                                                                (SEAL)

STATE OF FLORIDA                  )
                                  ) SS:
COUNTY OF DADE                    )


         The foregoing instrument was acknowledged before me this ____ day of _______________, 1997 by Edward Marquez, as City Manager of The City of Miami, on behalf of the corporation. He is personally known to me.




                                   ---------------------------------------
                                   Notary Public
                                   State of Florida
                                   Print Name:
                                              ----------------------------

                                   My Commission Expires:
                                                                    (SEAL)